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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         We have issued our report dated March 21, 2001 accompanying the financial statements of Heroes, Inc. as of December 31, 2000 and 1999, and for the years then ended included in the Company's Annual Report on Form 10-KSB, which are incorporated by reference to the Form S-8 Registration Statement of Heroes, Inc. to be filed as of August 30, 2001. We hereby consent to the incorporation by reference of our aforementioned report in the Form S-8.

         Our report dated March 21, 2001 contains the following paragraphs:

                  "As discussed in Note 2 to the financial statements, the Company has significant uncertainty relating to the valuation of certain assets and the completeness of certain liabilities.

                  Because of the significance of the matter described in the preceding paragraph, we are unable to express and we do not express, an opinion on the 2000 financial statements referred to in the first paragraph above.

                  As of December 31, 1999, we were unable to obtain a confirmation for the receivable balance of $2,972,772 from MRESA; nor were we able to satisfy ourselves as to the carrying value of the receivable by other auditing procedures.

                  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations, its current liabilities exceed its current assets, and significant assets and liabilities are subject to significant change in the near term, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
         Note 4. These financial statements do not include any adjustments that might result from the outcome of this uncertainty."


                  /s/ Windham Brannon, P.C.

         Atlanta, Georgia
         August 30, 2001